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                                                                    EXHIBIT 23.1

                              [KPMG LLP LETTERHEAD]

The Board of Directors
Citizens, Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP

/s/ KPMG LLP

Dallas, Texas
Date: April 11, 2001